Exhibit 10.19

FORM OF ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”) is made and entered into as of _______________, 2014, by and among MergeWorthRX Corp., a Delaware corporation (“Parent”), FFC AeroCare SR, LLC, a Delaware limited liability company, solely in its capacity as Stockholders’ Agent pursuant to the Merger Agreement (as defined below) (the “Stockholders’ Agent,” and together with Parent, sometimes referred to individually as a “Party” or collectively as the “Parties”), and Continental Stock Transfer & Trust Company (the “Escrow Agent”). Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent and Stockholders’ Agent have entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 14, 2014, by and among Parent, Anvil Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), AeroCare Holdings, Inc., a Delaware corporation (the “Company”), and the Stockholders’ Agent;

WHEREAS, pursuant to the Merger Agreement, on the date hereof, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent;

WHEREAS, the Merger Agreement provides that Exchange Agent shall deposit shares of Parent Common Stock (as defined below) with the Escrow Agent to be available as a source of consideration available for the payment of certain indemnification obligations of the Merger Securityholders as set forth in the Merger Agreement;

WHEREAS, the Escrow Agent has agreed to accept, hold, and disburse the property deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement;

WHEREAS, under the Merger Agreement, the Company and its stockholders have authorized and empowered the Stockholders’ Agent to act on their behalf in connection with this Escrow Agreement;

WHEREAS, the provisions of the Merger Agreement are hereby incorporated herein by reference as the context of this Escrow Agreement may require, provided that the Escrow Agent shall act only in accordance with the terms and conditions contained herein; and

WHEREAS, the Parties have agreed to deposit in escrow certain property, and desire that such deposit to be subject to the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto hereby agree as follows:

1.          Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.          Escrow Account.

(a)         On or as soon as practicable after the date hereof, Parent will cause 1,016,746 shares of common stock of Parent, par value $0.0001 per share (the “Parent Common Stock”), which shares shall be registered in the name of Escrow Agent f/b/o the Merger Securityholders (the “Escrow Shares”), to be delivered to the Escrow Agent in book-entry form, and the Escrow Agent will acknowledge receipt of the Escrow Shares to Parent and the Stockholders’ Agent promptly upon receipt thereof. Subject to the terms and conditions of this Escrow Agreement, the Escrow Agent shall hold the Escrow Shares and shall invest, reinvest and manage any cash proceeds thereof as directed in Section 3(d) (the “Proceeds,” and the Escrow Shares and the Proceeds, collectively, the “Escrow Account”). Upon receipt of the Escrow Shares, the Escrow Agent shall not release the Escrow Shares or the rest of the Escrow Account except in accordance with this Escrow Agreement.

(b)          If Parent at any time or from time to time between the date of this Escrow Agreement and the final disposition of the Escrow Account in accordance with this Escrow Agreement, (i) subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Parent Common Stock into a greater number of shares, or (ii) combines (by reverse stock split or otherwise) its outstanding shares of Parent Common Stock into a smaller number of shares, then Parent will deliver notice thereof to the Escrow Agent, and, unless the applicable authorizing resolutions of the Board do not require delivery of new Escrow Shares as a result of such action, the Parent will as promptly as practicable after the effective date with respect thereto deliver to the Escrow Agent in book-entry form the requisite Escrow Shares as may be required to reflect the applicable increase or reduction, as the case may be, of such Escrow Shares. The Escrow Agent shall be entitled to execute and deliver any transmittal letter or other documents and share certificates required to effectuate an exchange of shares if contemplated by the action taken pursuant to the preceding clauses (i) or (ii). If Parent at any time or from time to time between the date of this Escrow Agreement and the final disposition of the Escrow Account in accordance with this Escrow Agreement pays any distribution or dividend in respect of the Escrow Shares in additional shares of Parent Common Stock, then Parent will deliver notice thereof to the Escrow Agent and the Stockholders’ Agent, and, unless the applicable authorizing resolutions of the Board do not require delivery of additional Escrow Shares as a result of such action, the Parent will as promptly as practicable after the payment date with respect thereto deliver to the Escrow Agent additional Escrow Shares representing such additional shares of Parent Common Stock. Upon such delivery referred to in this Section 2(b), the Escrow Agent shall hold such additional or substitute Escrow Shares, and all such shares are deemed Escrow Shares for purposes of this Escrow Agreement.

(c)          This Agreement assumes that the Escrow Account will at all times be comprised only of Parent Common Stock and/or cash. If the Parent Common Stock is converted into any securities or other property other than Parent Common Stock, or any securities or other property (in each case, other than cash or additional shares of Parent Common Stock) are distributed, issued or exchanged with respect to any shares of Parent Common Stock (then held in the Escrow Account) upon any recapitalization, reclassification, merger, consolidation, stock dividend or the like, or if for any other reason securities or other property (in each case, other than cash or additional shares of Parent Common Stock) at any time are held in the Escrow Account, Parent and the Stockholders’ Agent shall negotiate in good faith, and execute and deliver, such supplemental written instructions to the Escrow Agent as are necessary to account for such other securities or property in a manner consistent with the results that would have prevailed if only Parent Common Stock and/or cash were held in the Escrow Account, and shall deliver such supplemental written instructions to the Escrow Agent. If the Parties are unable to agree on any such supplemental instructions contemplated by the preceding sentence within thirty (30) days after such sentence shall become applicable, then the Escrow Agent shall refrain from taking any action with respect to such property other than Parent Common Stock and/or cash, other than to keep safely such other property until it shall be directed otherwise in writing jointly by Parent and the Stockholders’ Agent or by final non-appealable order of a court of competent jurisdiction. The Escrow Agent shall be entitled to execute and deliver any transmittal letter or other documents and Escrow Shares required in connection with such any recapitalization, reclassification, merger, consolidation or similar event to receive any shares of stock, securities, properties or cash in exchange for Escrow Shares.

(d)          Notwithstanding  anything  to  the  contrary contained herein and for so long as the Escrow Shares remain in the Escrow Account, the Parties agree that the Merger Securityholders shall have the right to (i) vote all  Escrow Shares that are not disbursed to Parent pursuant to the terms hereof, (ii) receive any cash dividends and cash distributions in respect of the Escrow Shares that are not disbursed to Parent pursuant to the terms hereof, and (iii) except as set forth in Section 2(e) below, exercise any and all other rights of a shareholder of Parent with respect to the Escrow Shares that are not disbursed to Parent pursuant to the terms hereof; provided however, that Parent shall not be obligated to recognize any sale of Escrow Shares to a third party prior to the termination of this Escrow Agreement in accordance with the terms hereof.

(e)          Notwithstanding anything to the contrary contained herein, to the extent that Parent makes any non-cash distributions or non-cash dividends in respect of the Escrow Shares while such Escrow Shares remain in the Escrow Account, such distributions and dividends shall be deposited into the Escrow Account by Parent. Upon any disbursement of the Escrow Shares to Parent or the Merger Securityholders pursuant to Sections 4 or 5 (as the case may be), the non-cash distributions and non-cash dividends held in the Escrow Account in respect of such disbursed Escrow Shares shall be disbursed to the Party receiving such disbursed Escrow Shares.

3.          Investment of Escrow Account.

(a)        The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys or any other assets held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not liquidate, sell, invest or reinvest any portion of the Escrow Account except as provided herein and shall hold the Escrow Shares and any cash or other assets received in respect thereof in the form initially received, except as provided herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment or the failure to make an investment made pursuant to the terms of this Escrow Agreement.

(b)          During the term of this Escrow Agreement, any cash in the Escrow Account shall be invested in a money market deposit account or a successor or similar investment offered by the Escrow Agent and approved by the Stockholders’ Agent and Parent, unless otherwise instructed in writing by the Parties and as shall be reasonably acceptable to the Escrow Agent. The Escrow Agent will provide compensation on balances in the Escrow Account at the then-applicable rate for such account or investment from time to time. Written investment instructions, if any, shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive reasonable compensation with respect to any investment directed hereunder including without limitation charging a reasonable agency fee in connection with each transaction. The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Account.

4.          Disbursement of Escrow Account. The Parties agree that the Escrow Account is available to satisfy the Merger Securityholders’ indemnification obligations set forth in Section 10 of the Merger Agreement. On the next successive business day after the Claims Deadline (as defined below), the Escrow Agent shall release all of the Escrow Account to Exchange Agent for the benefit of the Merger Securityholders, less any unresolved Dispute Amounts (as defined below) and any amounts previously released in accordance with Section 5 hereof.

5.          Indemnification Claims.

(a)         If a Parent Indemnified Party wishes to make a claim for indemnification pursuant to Section 10 of the Merger Agreement, Parent, on behalf of such Parent Indemnified Party, shall promptly deliver a notice (a “Claim Notice”) to the Stockholders’ Agent and the Escrow Agent. The Claim Notice shall state (i) the dollar amount of any indemnification asserted to be owed under Section 10 of the Merger Agreement, (ii) the number of Escrow Shares necessary to satisfy the indemnification amount owed, (iii) a statement of the facts giving rise to such claim for indemnification, and the specific representations, warranties or covenants, if any, alleged to have been breached, and (iv) that a claim for such indemnification has been made in accordance with the terms of the Merger Agreement (including, but not limited to, Section 10 thereof).

(b)          Subject to Section 5(c), on the thirtieth (30th) day following receipt by the Escrow Agent of the Claim Notice (or if such day is not a business day, then on the next successive business day), the Escrow Agent shall release the number of Escrow Shares described in the Claim Notice to Parent from the Escrow Account, less the amount, if any, described in a Dispute Notice (as defined below). If the Escrow Account contains both Escrow Shares and cash, any such payment shall be made to Parent in Escrow Shares and cash, such that the ratio of cash paid to Escrow Shares released is equal to the ratio of cash to Escrow Shares in the Escrow Account as of the date of such payment. For purposes of distributing the Escrow Account pursuant to the terms hereof, the Escrow Shares shall be valued at the Parent Share Price.

(c)          During the thirty (30) days following the Escrow Agent’s receipt of the Claim Notice, the Stockholders’ Agent may deliver a written notice to the Escrow Agent and Parent disputing any or all of the claims made in the Claim Notice (a “Dispute Notice”), which such Dispute Notice shall state with reasonable specificity the nature of the dispute and the portion of the claim stated in the Claim Notice that is the subject of such dispute (such amount, the “Disputed Amount”). The Escrow Agent shall not distribute the Disputed Amount until (i) the Escrow Agent receives a certified copy of a final non-appealable judgment issued by a court of competent jurisdiction, ordering the distribution of all or a portion of the Disputed Amount, or (ii) directed to do so pursuant to written instructions executed by Parent and the Stockholders’ Agent. The rights of the Escrow Agent under this Section 5(c) are cumulative of all other rights it may have by law or otherwise. Any claim by Parent disputed by the Stockholders’ Agent pursuant to this Section 5(c), or any claim by Parent which the Escrow Agent has refused to comply with or take any action in connection with in accordance with this Section 5(c), shall be referred to herein as a “Disputed Claim.” The Escrow Agent shall not be liable in any way or to any Person for its failure or refusal to release such Disputed Amount.

(d)          Promptly following resolution of all or any portion of a Disputed Claim in favor of the former Merger Securityholders, Parent shall provide written notice to the Escrow Agent that such Disputed Claim or portion thereof has been discharged, and to the extent any amounts are being withheld from being disbursed to the Exchange Agent pursuant to the last sentence of Section 4 by the Escrow Agent in respect of such Disputed Claim, such amount shall promptly be released to the Exchange Agent.

(e)          The Parties agree that Parent shall have the right to make claims against the Escrow Account on behalf of itself and any of the other Parent Indemnified Parties until the twelve (12) month anniversary of the Closing Date (the “Claims Deadline”).

6.          Disposition and Termination. Upon delivery of the Escrow Account by the Escrow Agent in accordance with Sections 4 and 5 above, this Escrow Agreement shall terminate, subject to the provisions of Sections 7(b), 7(c), 7(g) and 8.

7.          Concerning the Escrow Agent.

(a)         Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent, which counsel may be company counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(b)          Indemnification. The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action taken by it hereunder, action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, or the Escrow Account held by it hereunder, other than expenses or losses arising from the fraud, gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Account or it may deposit the Escrow Account with the clerk of any appropriate court or it may retain the Escrow Account pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Account are to be disbursed and delivered. The provisions of this Section 7(b) shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 7(e) or 7(f) below.

(c)          Compensation. The Escrow Agent shall be entitled to such compensation from Parent for all services rendered by it hereunder set forth on Exhibit A hereto, which shall be paid by Parent. The Escrow Agent shall also be entitled to reimbursement from Parent for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(d)          Further Assurances. From time to time on and after the date hereof, Parent and the Stockholders’ Agent shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(e)          Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice, and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by Parent and approved by the Stockholders’ Agent, which approval will not be unreasonably withheld, conditioned or delayed, the Escrow Account held hereunder. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Account with any court it reasonably deems appropriate in the State of New York.

(f)          Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Parties, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 7(e).

(g)          Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

8.           Miscellaneous.

(a)         Governing Law; Venue. This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of laws). Any claim, action or proceeding (each, a “Legal Proceeding”) relating to this Escrow Agreement or the enforcement of any provision of this Escrow Agreement may be brought or otherwise commenced in any federal or state court located in New York, New York. Each of the Parties and the Escrow Agent: (i) expressly and irrevocably consents and submits to the jurisdiction of each federal and state court located in New York, New York in connection with any such Legal Proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 8(e) shall constitute effective service of such process, summons, notice or document for purposes of any such Legal Proceeding; (iii) agrees that each federal or state court located in New York, New York, shall be deemed to be a convenient forum; and (d) agrees not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in any federal or state court located in New York, New York any claim that such party is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Escrow Agreement or the subject matter of this Escrow Agreement may not be enforced in or by such court.

(b)          Entire Agreement. This Escrow Agreement, the Merger Agreement and the other Transaction Agreements set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement (even though such agreement may be referenced in this Escrow Agreement) other than this Escrow Agreement. In the event of any conflict between the terms and provisions of this Escrow Agreement and any other agreement, as to the Escrow Agent, the terms and conditions of this Escrow Agreement shall control.

(c)          Headings. The headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

(d)          Successors and Assigns; Assignment. This Escrow Agreement shall be binding upon each of the parties hereto and each of their successors and permitted assigns, if any. This Escrow Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties hereto.

(e)          Notices. Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) the next business day after such notice is sent by courier or express delivery service or by facsimile or email, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Parent:

MergeWorthRX Corp.

3123 McDonald Street
Miami, FL 33133

Attention: Charles F. Fistel and Stephen B. Cichy
Facsimile: [•]

Email: medworth1@gmail.com and scichy@monarchsp.com

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attention: Robert Cohen, Esq.
Facsimile: 212-547-5444

Email: rcohen@mwe.com

If to the Stockholders’ Agent:

FFC Aerocare SR, LLC

c/o Ferrer Freeman & Company

10 Glenville Street

Greenwich, CT 06831

Attention: Ted Lundberg
Facsimile: (203) 532-8016

Email: tlundberg@ffandco.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Stuart Rosenthal, Esq.
Facsimile: (212) 355-3333

Email: srosenthal@goodwinprocter.com

If to the Escrow Agent:

Continental Stock Transfer & Trust Company
[•]

Attention: [•]
Facsimile: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

[•]

Attention: [•]
Facsimile: [•]

Email: [•]

(f)          Amendments. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

(g)          Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of this Escrow Agreement or the transactions contemplated hereby.

(h)          Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

(i)          Electronic Execution and Delivery. A facsimile, telecopy, PDF or other reproduction of this Escrow Agreement may be executed by one or more parties hereto, and an executed copy of this Escrow Agreement may be delivered by one or more parties hereto by facsimile, e-mail or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Escrow Agreement as well as any facsimile, telecopy or reproduction thereof. The parties hereto hereby agree that neither shall raise the execution of facsimile, telecopy, PDF or other reproduction of this Escrow Agreement, or the fact that any signature or document was transmitted or communicated by facsimile, e-mail or similar electronic transmission device, as a defense to the formation of this Escrow Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

MergeWorthRX Corp.

By:
Name:
Title:

FFC AeroCare SR, LLC, in its capacity as Stockholders’ Agent

By:
Name:
Title:

Continental Stock Transfer & Trust Company

By:
Name:
Title:

Exhibit A

Escrow Agent’s Compensation

[Continental to provide]